UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2015

Alliant Techsystems Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-10582	41-1672694
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard, Suite 400
Arlington, Virginia	22209-2307
(Addresses of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 27, 2015, Alliant Techsystems Inc. (“ATK”) held its special meeting of stockholders (the “Special Meeting”) in connection with the Transaction Agreement, dated as of April 28, 2014, by and among, ATK, Vista Outdoor Inc. (formerly known as Vista SpinCo. Inc.), Vista Merger Sub Inc. and Orbital Sciences Corporation (“Orbital”) (the “Transaction Agreement”). The proposal submitted to ATK stockholders at the Special Meeting was the approval of the issuance of ATK common stock, par value $0.01 per share, to Orbital stockholders in connection with the merger pursuant to the Transaction Agreement (the “share issuance proposal”).

The share issuance proposal is described in detail in ATK’s and Orbital’s definitive joint proxy statement/prospectus, which was filed with the Securities and Exchange Commission on December 17, 2014.

The stockholders voted to approve the share issuance proposal. The voting results for the share issuance proposal, including the number of votes cast for or against, and the number of abstentions and broker non-votes, are set forth below.

Share Issuance Proposal

For	Against	Abstain	Broker Non-Votes
24,546,546	398,608	266,849	0

In connection with the Special Meeting, ATK also solicited proxies with respect to the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (the “adjournment proposal”). As there were sufficient votes from ATK stockholders to approve the share issuance proposal, adjournment of the Special Meeting to solicit additional proxies was unnecessary and the adjournment proposal was not submitted to ATK stockholders for approval at the Special Meeting.

Item 8.01. Other Events.

On January 27, 2015, ATK issued a press release in connection with the results of the stockholder vote at the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release, dated January 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2015	ALLIANT TECHSYSTEMS INC.

	By:	/s/ Scott D. Chaplin
Scott D. Chaplin
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated January 27, 2015.